Exhibit 5.2

Anne E. Bomar Senior Vice President and General Counsel Eastern Energy Gas Holdings, LLC 10700 Energy Way Glen Allen, Virginia 23060 (804) 613-5158 Anne.Bomar@bhegts.com

January 15, 2025

Eastern Energy Gas Holdings, LLC

10700 Energy Way

Glen Allen, Virginia 23060

Ladies and Gentlemen:

I am the Senior Vice President and General Counsel of Eastern Energy Gas Holdings, LLC, a Virginia limited liability company (the “Company”), am an attorney authorized to practice law in the Commonwealth of Virginia and have acted as counsel to the Company in connection with the offering by the Company of $700,000,000 aggregate principal amount of the Company’s 2025 Series A 5.800% Senior Notes due 2035 (the “Series A Senior Notes”) and $500,000,000 aggregate principal amount of the Company’s 2025 Series B 6.200% Senior Notes due 2055 (the “Series B Senior Notes” and, together with the Series A Senior Notes, the “Notes”). The Notes have been offered pursuant to the Registration Statement on Form S-3, file no. 333-276072 (as amended, the “Registration Statement”), filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, the preliminary prospectus supplement, dated January 13, 2025, filed with the Commission on January 13, 2025 pursuant to Rule 424(b) of the Securities Act (the “Preliminary Prospectus Supplement”), and the final prospectus supplement, dated as of January 13, 2025, filed with the Commission on January 14, 2025 pursuant to Rule 424(b) of the Securities Act (the “Final Prospectus Supplement” and, together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”).

The Notes have been issued pursuant to the Indenture dated as of October 1, 2013 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas (the “Trustee”), as supplemented by a Seventeenth Supplemental Indenture and an Eighteenth Supplemental Indenture, each dated as of January 15, 2025 (together, the “Supplemental Indentures”), by and between the Company and the Trustee.

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the Base Indenture, the Supplemental Indentures, the Notes and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Eastern Energy Gas Holdings, LLC

January 15, 2025

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

1.

the Company is validly existing under the laws of its jurisdiction of formation and has all requisite power to execute, deliver and perform its obligations under the Base Indenture, the Supplemental Indentures and the certificates evidencing the global Notes; and

2.

the Base Indenture, the Supplemental Indentures and the certificates evidencing the Notes have been duly authorized by all necessary limited liability company or other action and have been duly executed and delivered by the Company.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the Commonwealth of Virginia. This opinion is limited to the effect of the current state of the laws of the Commonwealth of Virginia and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Eastern Energy Gas Holdings, LLC

January 15, 2025

Very truly yours,

/s/ Anne E. Bomar

Anne E. Bomar

Senior Vice President and General Counsel

of Eastern Energy Gas Holdings, LLC